As filed with the Securities and Exchange Commission on May 26, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3166458 (I.R.S. Employer Identification No.)
4220 North Freeway
Fort Worth, TX 76137
(Address of principal executive offices, including zip code)
Omnicell, Inc. 2009 Equity Incentive Plan, as amended
Omnicell, Inc. Amended and Restated 1997 Employee Stock Purchase Plan, as amended
(Full title of the plans)
Randall A. Lipps
Chief Executive Officer, President and Chairman of the Board
4220 North Freeway
Fort Worth, TX 76137
(877) 415-9990
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________________________________________________
Copies to:
Sara Garcia Duran
Sidley Austin LLP
2021 McKinney Avenue, Suite 2000
Dallas, TX 75201
(214) 981-3300
____________________________________________________________________________
    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Omnicell, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) 1,600,000 shares of the Registrant’s common stock (the “Common Stock”) issuable to eligible persons under the Omnicell, Inc. 2009 Equity Incentive Plan, as amended (the “2009 Plan”), which Common Stock is in addition to the shares of Common Stock previously registered on the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2009 (File No. 333-159562), August 8, 2011 (File No. 333-176146), August 30, 2013 (File No. 333-190930), July 2, 2015 (File No. 333-205465), May 24, 2018 (File No. 333-225179), May 22, 2019 (File No. 333-231669), June 10, 2021 (File No. 333-256979) and June 22, 2022 (File No. 333-265767) and (b) 3,000,000 shares of Common Stock issuable to eligible persons under the Omnicell, Inc. Amended and Restated 1997 Employee Stock Purchase Plan, as amended (the “1997 Employee Stock Purchase Plan”), which Common Stock is in addition to the shares of Common Stock previously registered on the Registration Statements on Form S-8 filed with the Commission on August 17, 2001 (File No. 333-67828), February 14, 2002 (File No. 333-82818), April 9, 2003 (File No. 333-104427), June 2, 2004 (File No. 333-116103), May 19, 2005 (File No. 333-125080), March 17, 2006 (File No. 333-132556), May 11, 2007 (File No. 333-142857), May 29, 2009 (File No. 333-159562), and July 2, 2015 (File No. 333-205465) (collectively, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2009 Plan and the 1997 Employee Stock Purchase Plan, are incorporated by reference into this Registration Statement and made part of this Registration Statement, except as amended hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document or documents containing the information specified in Part I of this Registration Statement are not required to be filed with the Commission as part of this Registration Statement on Form S-8 and will be sent or given to the participants in the 2009 Plan and 1997 Employee Stock Purchase Plan, respectively, as applicable, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
1.    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 1, 2023 (the “2022 Form 10-K”);
2.    The information specifically incorporated by reference into the 2022 Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 6, 2023;
3.    The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 5, 2023;
4.    The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 28, 2023 (excluding Item 2.02 and the related exhibits furnished therewith), April 3, 2023 and May 15, 2023;
5.    All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the 2022 Form 10-K;
6.    The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on August 3, 2001, including any amendments or reports filed for the purpose of updating such description; and
7.    All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Omnicell, Inc.	10-Q	000-33043	3.1	9/20/2001

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Omnicell, Inc.	10-Q	000-33043	3.2	8/9/2010

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock	10-K	000-33043	3.2	3/28/2003

4.4	Third Amended and Restated Bylaws of Omnicell, Inc.	8-K	000-33043	3.1	10/21/2022

4.5	Form of Common Stock Certificate	S-1/A	333-57024	4.1	7/24/2001

5.1+	Opinion of Sidley Austin LLP as to the legality of securities being registered

23.1+	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Sidley Austin LLP (included in Exhibit 5.1 to this Registration Statement)

24.1+	Power of Attorney (included on the signature page of this Registration Statement)

99.1+	Omnicell, Inc. Amended and Restated 1997 Employee Stock Purchase Plan, as amended

99.2+	Omnicell, Inc. 2009 Equity Incentive Plan, as amended

107.1+	Calculation of Filing Fee Table
_________________________________________________
+    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 26th day of May, 2023.

OMNICELL, INC.
By:	/s/ Peter J. Kuipers
Peter J. Kuipers, Executive Vice President & Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall A. Lipps and Peter J. Kuipers, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “Commission”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RANDALL A. LIPPS	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	May 26, 2023
Randall A. Lipps

/s/ PETER J. KUIPERS	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	May 26, 2023
Peter J. Kuipers

/s/ JOSEPH B. SPEARS	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 26, 2023
Joseph B. Spears

/s/ JOANNE B. BAUER	Director	May 26, 2023
Joanne B. Bauer

/s/ EDWARD P. BOUSA	Director	May 26, 2023
Edward P. Bousa

/s/ MARY A. GARRETT	Director	May 26, 2023
Mary A. Garrett

/s/ VANCE B. MOORE	Director	May 26, 2023
Vance B. Moore

/s/ MARK W. PARRISH	Director	May 26, 2023
Mark W. Parrish

/s/ BRUCE E. SCOTT	Director	May 26, 2023
Bruce E. Scott

/s/ ROBIN G. SEIM	Director	May 26, 2023
Robin G. Seim

/s/ SARA J. WHITE	Director	May 26, 2023
Sara J. White